UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, Suite 3505, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Delcath Systems, Inc.’s Annual Meeting of Stockholders was held on May 26, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. The nominees for election as Class II Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes For	Withheld Authority	Broker Non-Votes
Eamonn P. Hobbs	11,391,700	2,218,253	23,932,315
Douglas G. Watson	11,816,444	1,793,509	23,932,315

2. The proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”), was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,701,228	2,655,874	253,053	23,992,313

3. The proposal to determine, on an advisory basis, the frequency of future “say-on-pay” votes received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
7,458,941	350,619	5,598,487	201,709	23,992,313

4. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,614,139	1,943,609	64,520	23,992,313

Item 7.01. Regulation FD Disclosure.

A copy of Delcath Systems, Inc.’s shareholder meeting presentation slides that the Company presented at the Annual Meeting of Stockholders held on May 26, 2011 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Delcath Systems, Inc. Shareholder Meeting Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: June 1, 2011	By:	/s/ Peter Graham
		Name:	Peter Graham
		Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Delcath Systems, Inc. Shareholder Meeting Presentation Slides